EXHIBIT 10.35

GUARANTY AGREEMENT, DATED JUNE 23, 2014, AMONG SUREPURE INVESTMENT HOLDINGS, AG, SUREPURE OPERATIONS, AG, SUREPURE PARTICIPATIONS, AG, SUREPURE HOLDINGS SOUTH AFRICA (PTY) LIMITED, SUREPURE MARKETING SOUTH AFRICA (PTY) LIMITED AND PEAK ONE.

GUARANTEE AGREEMENT

THIS GUARANTY AGREEMENT is dated June 23, 2014 (as amended, restated or modified from time to time, the “Guaranty”), and is made by SUREPURE INVESTMENT HOLDINGS, AG, a corporation incorporated under the laws of Switzerland, SUREPURE PARTICIPATIONS AG, a corporation incorporated under the laws of Switzerland, SUREPURE OPERATIONS AG, a corporation incorporated under the laws of Switzerland, SUREPURE HOLDINGS SOUTH AFRICA (PTY) LTD., a private company organized and existing under the laws of South Africa, and SUREPURE MARKETING SOUTH AFRICA (PTY) LTD., a private company organized and existing under the laws of South Africa (together, jointly and severally, the “Guarantors” and each a “Guarantor”), in favor of Peak One Opportunity Fund, L.P., a Delaware limited partnership (the “Buyer”).

WHEREAS, Surepure, Inc., a Nevada corporation (the “Company”), has entered into a securities purchase agreement, dated as of the date hereof (as may be amended, restated or modified from time to time, the “Purchase Agreement”), by and between the Company and the Buyer, pursuant to which the Buyer has agreed to purchase certain debentures from the Company, subject to the terms and conditions therein contained (as may be amended, restated or modified from time to time, the “Debentures”); and

WHEREAS, in order to induce Buyer to purchase the Debentures, and with full knowledge that Buyer would not purchase the Debentures without this Guaranty, the Guarantors have agreed to execute and deliver this Guaranty to Buyer, for the benefit of Buyer, as security for the Obligations; and

WHEREAS, the Guarantors are each wholly-owned subsidiaries of the Company and will substantially benefit from Buyer’s purchase of the Debentures from the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties each intending to be legally bound, hereby do agree as follows:

1.	LIABILITIES GUARANTEED

The Guarantors hereby jointly and severally guarantee and become surety to Buyer for the full, prompt and unconditional payment and performance of the Obligations, when and as the same shall become due, whether at the stated maturity date, by acceleration or otherwise, and the full, prompt and unconditional performance of each term and condition to be performed by Company under the Debentures and the other Transaction Documents. This Guaranty is a primary obligation of Guarantor and shall be a continuing inexhaustible Guaranty. This is a guaranty of payment and not of collection. Buyer may require Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against Guarantor without being required to bring any proceeding or take any action against Company or any other Person prior thereto; the liability of Guarantor hereunder being independent of and separate from the liability of Company, any other guarantor, any other Person, and the availability of other collateral security for the Debentures and the other Transaction Documents.

2.	DEFINITIONS

All capitalized terms used in this Guaranty that are defined in the Purchase Agreement shall have the meanings assigned to them in the Purchase Agreement, unless the context of this Guaranty requires otherwise.

3.             REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants to Buyer as follows:

3.1.            Organization, Powers. Each Guarantor: (i) is either a corporation duly incorporated and existing under the laws of Switzerland or a private company organized and existing under the laws of South Africa; (ii) has the power and authority to own its properties and assets and to carry on its business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform (and the officer or manager executing this Guaranty on behalf of each Guarantor has been duly authorized to so act and execute this Guaranty on behalf of the respective Guarantor), and by all necessary action has authorized the execution, delivery and performance of, all of its obligations under this Guaranty and any other Transaction Documents to which it is a party.

3.2.            Execution of Guaranty. Each Guarantor is a subsidiary of Company and will substantially benefit from Buyer’s purchase of the Debentures from the Company. This Guaranty, and each other Transaction Document to which any Guarantor is a party, have been duly executed and delivered by each Guarantor. Execution, delivery and performance of this Guaranty and each other Transaction Document to which each Guarantor is a party will not: (i) violate any provision of any law, rule or regulation, any judgment, order, writ, decree or other instrument of any governmental authority, or any provision of any contract or other instrument to which any Guarantor is a party or by which any Guarantor or any of its properties or assets are bound; (ii) result in the creation or imposition of any lien, claim or encumbrance of any nature, other than the liens created by the Transaction Documents; and (iii) require any consent from, exemption of, or filing or registration with, any governmental authority or any other Person, other than any filings in connection with the liens created by the Transaction Documents.

3.3.            Obligations of Guarantor. This Guaranty and each other Transaction Document to which any Guarantor is a party are the legal, valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. The purchase of the Debentures by Buyer and the assumption by each Guarantor of its obligations hereunder and under any other Transaction Document to which each Guarantor is a party will result in material benefits to each Guarantor. This Guaranty was entered into by Guarantor for commercial purposes.

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3.4.            Litigation. There is no demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever at law or in equity or by or before any governmental authority now pending or, to the knowledge of any Guarantor, threatened, against or affecting any Guarantor or any of its properties, assets or rights which, if adversely determined, would materially impair or affect: (i) Guarantor’s right to carry on its business substantially as now conducted (and as now contemplated); (ii) Guarantor’s financial condition; or (iii) Guarantor’s capacity to consummate and perform its obligations under this Guaranty or any other Transaction Document to which Guarantor is a party.

3.5.            No Defaults. Each Guarantor is not in default beyond the expiration of any applicable grace or cure periods, in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained herein or in any contract or other instrument to which such Guarantor is a party or by which such Guarantor or any of its properties or assets are bound.

3.6.            No Untrue Statements. To the knowledge of each Guarantor, no Transaction Document or other document, certificate or statement furnished to Buyer by or on behalf of Company or any Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Each Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Buyer as an inducement to purchase the Debentures.

4.	NO LIMITATION OF LIABILITY

4.1.            Each Guarantor acknowledges that the obligations undertaken herein involve the guaranty of obligations of a an entity other than Guarantor and, in full recognition of that fact, each Guarantor consents and agrees that Buyer may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Guaranty: (i) change the manner, place or terms of payment of (including, without limitation, any increase or decrease in the principal amount of the Obligations or the interest rate), and/or change or extend the time for payment of, or renew, supplement or modify, any of the Obligations, any security therefor, or any of the Transaction Documents evidencing same, and the Guaranty herein made shall apply to the Obligations and the Transaction Documents as so changed, extended, renewed, supplemented or modified; (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Obligations; (iii) supplement, modify, amend or waive, or enter into or give any agreement, approval, waiver or consent with respect to, any of the Obligations, or any part thereof, or any of the Transaction Documents, or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iv) exercise or refrain from exercising any rights against Company or other entities (including each Guarantor) or against any security for the Obligations; (v) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Obligations, or any part thereof; (vi) accept partial payments on the Obligations; (vii) receive and hold additional security or guaranties for the Obligations, or any part thereof; (viii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Buyer, in its sole and absolute discretion, may determine; (ix) add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other Person who is in any way obligated for any of the Obligations, or any part thereof; (x) settle or compromise any Obligations and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration and in whatever manner Buyer deems appropriate), and subordinate the payment of any of the Obligations, whether or not due, to the payment of liabilities owing to creditors of Company other than Buyer and each Guarantor; (xi) consent to the merger, change or any other restructuring or termination of the corporate existence of Company or any other entity, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations; (xii) apply any sums it receives, by whomever paid or however realized, to any of the Obligations and/or (xiii) take any other action which might constitute a defense available to, or a discharge of, Company or any other entity (including the Guarantors) in respect of the Obligations.

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4.2.            The invalidity, irregularity or unenforceability of all or any part of the Obligations or any Transaction Document, or the impairment or loss of any security therefor, whether caused by any action or inaction of Buyer, or otherwise, shall not affect, impair or be a defense to Guarantors’ obligations under this Guaranty.

4.3.            Upon the occurrence and during the continuance of any Event of Default, Buyer may enforce this Guaranty independently of any other remedy, guaranty or security Buyer at any time may have or hold in connection with the Obligations, and it shall not be necessary for Buyer to marshal assets in favor of Company, any other guarantor of the Obligations or any other Person or to proceed upon or against and/or exhaust any security or remedy before proceeding to enforce this Guaranty. Each Guarantor expressly waives any right to require Buyer to marshal assets in favor of Company or any other Person, or to proceed against Company or any other guarantor of the Obligations or any collateral provided by any Person, and agrees that Buyer may proceed against any obligor (including any Guarantor) and/or the collateral in such order as Buyer shall determine in its sole and absolute discretion. Buyer may file a separate action or actions against any Guarantor, whether action is brought or prosecuted with respect to any security or against any other entity, or whether any other entity is joined in any such action or actions. Each Guarantor agrees that Buyer and Company may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between them, in any manner whatsoever, all without in any way altering or affecting the security of this Guaranty.

4.4.            Each Guarantor expressly waives, to the fullest extent permitted by applicable law, any and all defenses which such Guarantor shall or may have as of the date hereof arising or asserted by reason of: (i) any disability or other defense of Company, or any other guarantor for the Obligations, with respect to the Obligations; (ii) the unenforceability or invalidity of any security for or guaranty of the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of Company, or any other guarantor of the Obligations (other than by reason of the full payment and performance of all Obligations (other than contingent indemnification obligations)); (iv) any failure of Buyer to marshal assets in favor of Company or any other Person; (v) any failure of Buyer to give notice of sale or other disposition of collateral to Company or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral; (vi) any failure of Buyer to comply with applicable laws in connection with the sale or other disposition of any collateral or other security for any Obligations, including, without limitation, any failure of Buyer to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Obligations; (vii) any act or omission of Buyer or others that directly or indirectly results in or aids the discharge or release of Company or any other guarantor of the Obligations, or of any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount or in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (ix) any failure of Buyer to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person; (x) the election by Buyer, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (xi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (xii) any use of collateral under Section 363 of the United States Bankruptcy Code; (xiii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person; (xiv) the avoidance of any lien or security interest in favor of Buyer for any reason; (xv) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including without limitation any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding; or (xvi) any action taken by Buyer that is authorized by this Section or any other provision of any Transaction Document. Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

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4.5.            This is a continuing guaranty and shall remain in full force and effect as to all of the Obligations until such date as all amounts owing by Company to Buyer shall have been paid in full in cash and all obligations of Company with respect to any of the Obligations shall have terminated or expired (other than contingent indemnification obligations) (such date is referred to herein as the “Termination Date”).

5.	LIMITATION ON SUBROGATION

Until the Termination Date, each Guarantor waives any present or future right to which such Guarantor is or may become entitled to be subrogated to Buyer’s rights against Company or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Buyer against Company or any security which Buyer now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to any Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Obligations have not been paid in full, such Guarantor shall hold such funds or property in trust for Buyer and shall forthwith pay over to Buyer such funds and/or property to be applied by Buyer to the Obligations.

6.	COVENANTS

6.1.            Financial Statements. Upon receipt of written request of the Buyer, each Guarantor shall promptly deliver to Buyer: (a) financial statements disclosing all of such Guarantor’s assets, liabilities, net worth, income and contingent liabilities, all in reasonable detail and in form acceptable to Buyer, signed by such Guarantor, and certified by such Guarantor to Buyer to be true, correct and complete in all material respects; (b) complete copies of tax returns, including all schedules, each of which shall be signed and certified by such Guarantor to be true and complete copies of such returns; and (c) such other information with respect to such Guarantor as Buyer may from time to time reasonably request.

6.2.            Subordination of Other Debts. Each Guarantor hereby: (a) subordinates the obligations now or hereafter owed by Company to each Guarantor (“Subordinated Debt”) to any and all obligations of Company to Buyer now or hereafter existing while this Guaranty is in effect, and hereby agrees that each Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to each Guarantor, through error or otherwise, shall immediately be forwarded to Buyer by each Guarantor, properly endorsed to the order of Buyer, to apply to the Obligations.

7.	EVENTS OF DEFAULT

Each of the Events of Default in the Debenture shall constitute an Event of Default hereunder.

8.	REMEDIES.

8.1.            Upon an Event of Default, as provided in the Purchase Agreement, all liabilities and obligations of each Guarantor hereunder shall become immediately due and payable without demand or notice and, in addition to any other remedies provided by law or in equity, Buyer may:

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8.1.1.      Enforce the obligations of each Guarantor under this Guaranty.

8.1.2.      To the extent not prohibited by and in addition to any other remedy provided by law or equity, setoff against any of the Obligations any sum owed by Buyer in any capacity to each Guarantor whether due or not.

8.1.3.      Perform any covenant or agreement of each Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Buyer may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys’ fees and costs, incurred by Buyer in connection with the foregoing shall be included in the Obligations guaranteed hereby, and shall be due and payable on demand, together with interest at the highest non-usurious rate permitted by applicable law, such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Buyer shall not be deemed to be a waiver or release of any Guarantor hereunder and shall be without prejudice to any other right or remedy of Buyer.

8.2.            Settlement of any claim by Buyer against Company, whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Company or any other obligated Person and legally retained by Buyer in connection with the settlement (unless otherwise provided for herein).

9.	MISCELLANEOUS.

9.1.            Disclosure of Financial Information. Buyer is hereby authorized to disclose any financial or other information about any Guarantor to any governmental authority having jurisdiction over Buyer or to any present, future or prospective participant or successor in interest in the Debentures. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about any Guarantor.

9.2.            Remedies Cumulative. The rights and remedies of Buyer, as provided herein and in any other Transaction Document, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Buyer at law or in equity. The failure, at any one or more times, of Buyer to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Buyer shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

9.3.            Integration. This Guaranty and the other Transaction Documents constitute the sole agreement of the parties with respect to the transactions contemplated hereby and thereby and supersede all oral negotiations and prior writings with respect thereto.

9.4.            Attorneys’ Fees and Expenses. If Buyer retains the services of counsel by reason of a claim of an Event of Default hereunder or under any of the other Transaction Documents, or on account of any matter involving this Guaranty, or for examination of matters subject to Buyer’s approval under the Transaction Documents, all costs of suit and all reasonable attorneys’ fees and such other reasonable expenses so incurred by Buyer shall forthwith, on demand, become due and payable and shall be secured hereby.

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9.5.            No Implied Waiver. Buyer shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Buyer, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

9.6.            Waiver. Except as otherwise provided herein or in any of the Transaction Documents, each Guarantor waives notice of acceptance of this Guaranty and notice of the Obligations and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which any Guarantor might otherwise be entitled or which might be required by law to be given by Buyer. Each Guarantor waives the right to any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Buyer against it. Each Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Buyer any defenses, set-offs, counterclaims, or claims that any Guarantor may have at any time against Company or any other party liable to Buyer.

9.7.            No Third Party Beneficiary. Except as otherwise provided herein, each Guarantor and Buyer do not intend the benefits of this Guaranty to inure to any third party and no third party (including Company) shall have any status, right or entitlement under this Guaranty.

9.8.            Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

9.9.            Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that this Guaranty cannot be assigned by any Guarantor without the prior written consent of Buyer, and any such assignment or attempted assignment by any Guarantor shall be void and of no effect with respect to the Buyer.

9.10.        Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

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9.11.        Sales or Participations. Buyer may from time to time sell or assign the Debentures, in whole or in part, or grant participations in the Debentures and/or the obligations evidenced thereby without the consent of Company or any Guarantor (other than as provided in the Purchase Agreement), provided, however, Buyer shall provide written notice to Company and each Guarantor of any such assignment or grant of participations. The holder of any such sale, assignment or participation, if the applicable agreement between Buyer and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Buyer (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to each Guarantor (to the extent of such holder’s interest or participation), in each case as fully as though each Guarantor was directly indebted to such holder. Buyer may in its discretion give notice to any Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Buyer’s or such holder’s rights hereunder.

9.12.        MANDATORY FORUM SELECTION. Any dispute arising under, relating to, or in connection with the Agreement or related to any matter which is the subject of or incidental to the Agreement (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in MIAMI-DADE COUNTY, Florida.  This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law.

9.13.        Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Guaranty must be in writing and in each case properly addressed to the party to receive the same in accordance with the information below, and will be deemed to have been delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a Business Day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Guaranty may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation) that the notice has been received by the other party.  The addresses and facsimile numbers for such communications shall be as set forth below, unless such address or information is changed by a notice conforming to the requirements hereof. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances:

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GUARANTORS:

c/o Surepure, Inc.

405 Lexington Avenue, 25th Floor

New York, NY 10174

Attention: Stephen M. Robinson

Email: Stephen.robinson@surepureinc.com

With copies to (which shall not constitute notice):

Barton LLP

420 Lexington Avenue, 18th Floor

New York, NY 10170

Attention: William A. Newman, Esq.

Email: wnewman@bartonesq.com

BUYER:	Peak One Opportunity Fund, L.P. 333 South Hibiscus Drive Miami Beach, FL 33139 Attention: Jason Goldstein Email: jgoldstein@peakoneinvestments.com
With copies to (which shall not constitute notice):

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NY 08830

Attention: Seth Brookman, Esq.

Email: sbrookman@lucbro.com

and

Zabatta Group, LLP

91 Central Park West, Suite 1H

New York, NY 10023

Attention: Patrick G. Zabatta, Esq.

Email: pzabatta@peakoneinvestments.com

9.14.        Governing Law. Except in the case of the Mandatory Forum Selection clause set forth in Section 9.12 hereof, this Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Nevada without reference to conflict of laws principles.

9.15.        Joint and Several Liability. The word “Guarantor” or “Guarantors” shall mean all of the undersigned persons, if more than one, and their liability shall be joint and several. The liability of Guarantor shall also be joint and several with the liability of any other guarantor under any other guaranty.

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9.16.        Continuing Enforcement. If, after receipt of any payment of all or any part of the Obligations, Buyer is compelled or reasonably agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantor shall be liable for, and shall indemnify, defend and hold harmless Buyer with respect to the full amount so surrendered. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Obligations, the cancellation, conversion or redemption of the Debentures, this Guaranty or any other Transaction Document, the release of any security interest, lien or encumbrance securing the Obligations or any other action which Buyer may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

9.17.        WAIVER OF JURY TRIAL. GUARANTOR AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BUYER OR ANY GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER TRANSACTION DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. BUYER AND EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BUYER AND EACH GUARANTOR WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT BUYER WOULD NOT PURCHASE THE DEBENTURES IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

[-Signature Page Follows-]

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IN WITNESS WHEREOF, the Guarantors, intending to be legally bound, have duly executed and delivered this Guaranty Agreement as of the day and year first above written.

SUREPURE INVESTMENT HOLDINGS, AG

By:	/s/ Stephen Robinson
Name:	Stephen Robinson
Title:	CFO

SUREPURE PARTICIPATIONS AG

By:	/s/ Stephen Robinson
Name:	Stephen Robinson
Title:	CFO

SUREPURE OPERATIONS AG

By:	/s/ Stephen Robinson
Name:	Stephen Robinson
Title:	CFO

SUREPURE HOLDINGS SOUTH AFRICA (PTY) LTD.

By:	/s/ Stephen Robinson
Name:	Stephen Robinson
Title:	CFO

SUREPURE MARKETING SOUTH AFRICA (PTY) LTD.

By:	/s/ Stephen Robinson
Name:	Stephen Robinson
Title:	CFO

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